UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2020

Zuora, Inc.
(Exact name of registrant as specified in its charter)

	Delaware	001-38451	20-5530976
	(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	101 Redwood Shores Parkway, Redwood City, California		94065
	(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (888) 976-9056
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

	Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
	Class A common stock, $0.0001 par value per share	ZUO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 2, 2020, the Board of Directors of Zuora, Inc. ("Zuora") appointed Paolo Battaglini, Zuora’s Chief Accounting Officer, to serve as Zuora’s interim Chief Financial Officer ("interim CFO"), Principal Financial Officer and Principal Accounting Officer effective on April 5, 2020.

Mr. Battaglini, age 51, has served as Zuora’s Vice President, Chief Accounting Officer since March 2016. Prior to joining Zuora, he served as Vice President, Corporate Controller at Actuate Corporation, an enterprise reporting and performance management software company (acquired by OpenText Corporation in 2015), from February 2004 to November 2015. Previously, he served as Vice President, Controller at Liberate Technologies, a provider of software to digital media companies, from 1997 to 2003 and held senior finance positions at Oracle Corporation, a U.S. multinational computer technology corporation, from 1993 to 1997. He served as a senior auditor for Arthur Anderson LLP, a public accounting firm, from 1990 to 1993. Mr. Battaglini holds a B.S. in Finance and M.B.A. from Santa Clara University.

There are no arrangements or understandings between Mr. Battaglini and any other persons pursuant to which he was appointed as interim CFO, no family relationships between Mr. Battaglini and any Zuora director or executive officer, and Mr. Battaglini has no direct or indirect material interest required to be disclosed pursuant to Item 404(a) of Regulation S-K. Mr. Battaglini's current base salary is $287,820 and target bonus is 30% of his current base salary. In connection with Mr. Battaglini's service in the role of interim CFO, the Compensation Committee of the Board of Directors of Zuora approved cash bonus and restricted stock unit ("RSU") awards for Mr. Battaglini, which awards are in addition to his current base salary and target bonus. Mr. Battaglini will receive a cash bonus of $1,484 per week which shall accrue for each full or partial week he serves as interim CFO. Mr. Battaglini will also be granted an award of RSUs on December 31, 2020 and on each June 30 and December 31 thereafter that he continues to serve as interim CFO, or if earlier, on his last day serving as interim CFO. The number of shares subject to each such RSU award granted to Mr. Battaglini shall be determined by dividing (a) the product of $2,551 multiplied by the number of weeks that Mr. Battaglini has served as interim CFO during the period prior to the grant of the RSU award, by (b) the 30-day average of the closing market price of Zuora's Class A common stock on the date immediately prior to each such RSU grant date; provided that, in light of the impacts of the COVID-19 pandemic, the Board of Directors or the Compensation Committee of Zuora may, at their discretion, assess and adjust the RSU award prior to grant at a future date. Each such RSU granted to Mr. Battaglini shall vest in full on the first anniversary of the applicable grant date of such RSU award, subject to Mr. Battaglini providing continuing services to Zuora on each such vesting date. Mr. Battaglini previously entered into a change in control agreement with Zuora in connection with his role as Vice President and Chief Accounting Officer, which provides that upon his termination within three months preceding or twelve months following a qualified “change in control” (as defined in the agreement) of Zuora, he would receive (i) a severance payment of six months base salary, (ii) 100% acceleration of any then-unvested equity awards, and (iii) COBRA medical benefits for six months post-termination. In addition, Mr. Battaglini has entered into Zuora's standard indemnification agreement in the form filed as Exhibit 10.1 to Zuora's Registration Statement on Form S-1 filed with the Securities and Exchange Commission on March 16, 2018, and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZUORA, INC.
(Registrant)

Dated: April 7, 2020	By:	/s/ Jennifer Pileggi
Jennifer Pileggi
Senior Vice President, General Counsel and Corporate Secretary